Exhibit 3.57
ARTICLES OF INCORPORATION
OF
RPM MANAGEMENT, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, do hereby adopt the following original Articles of Incorporation:
ARTICLE I
     The name of the corporation shall be RPM Management, Inc.
ARTICLE II
     The names and addresses of each of the incorporators are as follows:
Gary L. Hughes
Post Office Box 1243
Sedona, Arizona 86336
Sandra G. Hughes
Post Office Box 1243
Sedona, Arizona 86336
All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

ARTICLE III
     The purposes for which this corporation is organized include the transaction of any and all lawful business for which a corporation may be incorporated under the laws of the State of Arizona, as presently existing or hereafter amended.
     The character of business which the corporation initially intends actually to conduct in the State of Arizona is real estate management and investment.
ARTICLE IV
     The corporation shall have authority to issue one hundred thousand shares (100,000) of Common Stock, one dollar ($1.00) par value per share.
ARTICLE V
     The number of directors constituting its initial board of directors is two. The names and addresses of those persons who are to serve as such directors until the first annual meeting of the stockholders, or until their successors have been elected and qualified, are:
Gary L. Hughes
Post Office Box 1243
Sedona, Arizona 86336
Sandra G. Hughes
Post Office Box 1243
Sedona, Arizona 86336

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The number of directors shall be fixed as provided for in the bylaws of the corporation.
ARTICLE VI
     The board of directors of the corporation may from time to time distribute on a pro rata basis to its shareholders, out of capital surplus of the corporation, a portion of its assets in cash or property.
ARTICLE VII
     The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned and capital surplus of the corporation.
ARTICLE VIII
     This corporation does hereby appoint Gary L. Hughes, whose address is 100 Broken Lance Way, Sedona, Arizona 86336, its initial statutory agent in and for the State of Arizona, for and on behalf of this corporation, to accept and acknowledge service of and upon whom may be served all necessary process or processes in any action, suit, or proceeding that may be brought against said corporation in any of the courts of the said State of Arizona, such service of process or notice, and the acceptance thereof by said agent, to have the same effect as if served upon the corporation.

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ARTICLE IX
     To the fullest extent allowable under governing laws, including without limitation Arizona Revised Statute Sections 10-004 A. 17 and 10-054 A.9, no director shall have personal liability to the corporation or its shareholders, or to any other person or entity, for monetary damages for a breach of his or her fiduciary duty as a director, except where there has been:
     (a) A breach of the director’s duty of loyalty to the Corporation or its shareholders;
     (b) Acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law;
     (c) Authorization of the unlawful payment of a dividend or other distribution on the corporation’s capital stock, or the unlawful purchase of its capital stock;
     (d) Any transaction from which the director derived an improper personal benefit; or
     (e) Any contract or other transaction involving directors’ conflicts of interest in violation of Arizona Revised Statutes Section 10-041.
DATED this 26th day of November, 1991.

/s/ Gary L. Hughes
Gary L. Hughes

/s/ Sandra G. Hughes
Sandra G. Hughes

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TO:	ARIZONA CORPORATION COMMISSION INCORPORATING DIVISION 1200 West Washington Phoenix, Arizona 85007

RE:	RPM MANAGEMENT, INC.
     The undersigned, having been designated to act as Statutory Agent, hereby consents to act in that capacity until renewal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Gary L. Hughes
Gary L. Hughes

Exhibit A
ARTICLES OF MERGER
OF
Vacation Travel Club Inc., an Arizona corporation
INTO
RPM Management, Inc., an Arizona corporation
          Pursuant to A.R.S. § 10-1104, the undersigned corporation, by and through the undersigned officer, hereby adopts the following Articles of Merger for the purpose of merging a one hundred (100) percent owned subsidiary, Vacation Travel Club, Inc., into the undersigned corporation:
1. Names of Parties. The parties to the merger herein described are: RPM Management, Inc., an Arizona corporation (“Surviving Corporation”) and Vacation Travel Club, Inc., an Arizona corporation (“Disappearing Corporation”).
2. Surviving Corporation’s Known Place of Business and Statutory Agent. The known place of business for the Surviving Corporation is 75 Kallof Place, Suite D, Sedona, AZ 86336. The Statutory Agent for the Surviving Corporation is CT Corporation System, 3225 North Central Avenue, Phoenix, AZ 85012.
3. No Shareholder Approval Required. Shareholder approval of the merger was not required.
          IN WITNESS WHEREOF, the Undersigned has hereunto set his hand as of this 15th day of April. 1999.

RPM MANAGEMENT, INC., an Arizona corporation
By	/s/ Thomas A. Skraby
Thomas A. Skraby
Its: Assistant Vice President

Exhibit B
PLAN OF MERGER
OF
Vacation Travel Club, Inc., an Arizona corporation
INTO
RPM Management, Inc., an Arizona corporation
Pursuant to A.R.S. § 10-1104(B), as of the 15th day of April, 1999, RPM Management Inc., an Arizona corporation and parent corporation (“Surviving Corporation”) and Vacation Travel Club, Inc., an Arizona corporation and subsidiary of the Surviving Corporation (“Disappearing Corporation”), adopted a Plan of Merger as set forth below:
1. At the later of: (i) April 15, 1999, or (ii) such other time and date as the parties shall agree upon in writing (the “Closing Date”), the Disappearing Corporation shall be merged into the Surviving Corporation, and the Disappearing Corporation’s separate existence shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the State of Arizona and shall possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the parties to the merger; and all property, real, personal or mixed, and all debts due on whatever account, and all other choices in action, and all and every other interest of or belonging to or due to each of the parties to the merger shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either party to the merger shall not revert or be in any way impaired by reason of such merger; and the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each party to the merger, and any claim existing or action or proceeding pending by or against either corporation may be prosecuted as if such merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights or creditors nor any liens upon the property of either party shall be impaired by the merger.
     2. The Articles of Merger shall be filed in the form and manner required by the Arizona Revised Statutes and shall be published thereafter in accordance with Arizona law, and any required affidavit of publication shall be filed in the manner and within the time period provided by the General Corporation Laws of the State of Arizona.
     3. After the Closing Date, the parties shall give effect to the merger as though the merger had taken place on April 15, 1999, to the extent permitted by law and not inconsistent with the specific terms of the Plan of Merger. This provision is intended solely for the mutual benefit of the parties and is not intended to benefit any person or entity not a party to the Merger.
     4. The Articles of Incorporation of the Surviving Corporation shall not be amended, and at the Closing Date, the Articles in effect immediately prior to the Closing Date shall be the Articles of Incorporation for the Surviving Corporation.
     5. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Closing Date, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

     6. The officers of the Surviving Corporation immediately prior to the closing Date shall be the officers of the Surviving Corporation immediately after the Closing Date.
     7. The manner of converting or exchanging the shares of each of the parties to the merger shall be as follows:
          (a) The merger shall effect no change in any of the shares of the Surviving Corporation stock, and none of its shares shall be converted as a result of the merger; and
          (b) Those shares of the Disappearing Corporation beneficially owned by the Surviving Corporation (also the parent corporation of the Disappearing Corporation) at the Closing Date shall be automatically canceled and retired, and no shares of stock or other securities of the Surviving (and parent) Corporation shall be issuable with respect thereto.
          IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 15th day of April, 1999.

RPM MANAGEMENT. INC., an Arizona corporation
By:	/s/ Thomas A. Skraby
Thomas A. Skraby
Its: Vice President

ARTICLES OF MERGER
OF
RESORT MANAGEMENT INTERNATIONAL, INC.       (M-1071805-9)
(a Georgia corporation)
AND
RPM MANAGEMENT, INC.       (0237659-4)
(an Arizona corporation)
To the Arizona Corporation Commission
State of Arizona
     Pursuant to the provisions of Chapters 1 through 17 of Title 10, Arizona Revised Statutes, the domestic corporation and the foreign corporation herein named do hereby submit the following Articles of Merger.
     1. This document is submitted for the purpose of merging Resort Management International, Inc., a business corporation organized under the laws of the State of Georgia (“RMI-GA”), with and into RPM Management, Inc., a business corporation organized under the laws of the State of Arizona, as approved by resolution adopted by unanimous written consent of the Board of Directors of RMI-GA on December 5, 2002 and by resolution adopted by unanimous written consent of the Board of Directors of RPM Management, Inc. on December 5, 2002.
     2. The merger herein provided for is permitted by the laws of the jurisdiction of organization of RMI-GA and is in compliance with said laws.
     3. The name of the surviving corporation is RPM Management, Inc., and the name and the address of its known place of business in the State of Arizona are, c/o CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.
     4. The name and the address of the statutory agent of RPM Management, Inc. in the State of Arizona are CT Corporation System, c/o CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.
     5. In respect of RMI-GA, there is only one voting group eligible to vote on approval of the merger.
          The voting group, consisting of 1,000 shares of common stock, is entitled to 1,000 votes. The voting group cast 1,000 undisputed votes for the merger by written consent of the sole Shareholder. The number of votes cast for the merger was sufficient for approval by the said voting group.

     6. In respect of RPM Management. Inc., there is only one voting group, eligible to vote on approval of the merger.
          The voting group, consisting of 1,000 shares of common stock, is entitled to 1,000 votes. The voting group cast 1,000 undisputed votes for the merger by written consent of the sole Shareholder. The number of votes cast for the merger was sufficient for approval by the said voting group.
(Signature page follows)

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Executed on March 31, 2003

RESORT MANAGEMENT INTERNATIONAL, INC., a Georgia corporation
By:	/s/ James F. Anderson
	Name:	James F. Anderson
	Title:	Vice president

RPM MANAGEMENT, INC., an Arizona corporation
By:	/s/ James F. Anderson
	Name:	James F. Anderson
	Title:	Vice president

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ARTICLES OF AMENDMENT
OF
RPM MANAGEMENT, Inc.

[Name of Corporation]
1.	The name of the corporation is RPM MANAGEMENT, Inc.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☑ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

☐ Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

☐ The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4.	The amendment was adopted the 3rd day of January, 2005.

5.	☑	The amendment was adopted by the ☐ incorporators ☑ board of directors without shareholder action and shareholder action was not required.
       ☐ The amendment was approved by the shareholders. There is (are) _______ voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:
          The voting group consisting of                      outstanding shares of                     [class or series] stock is entitled to                      votes. There were                      votes present at the meeting. The voting group cast                      votes for and                      votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.
ARS § 10-140 requires that changes to corporation(s) be executed by an officer of the corporation whose file is to be changed.
CF 0040
Rev: 03 03

     The voting group consisting of                           outstanding shares of                                          [class or series] stock is entitled to                       votes. There were                      votes present at the meeting. The voting group cast                                            votes for and                     votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.
DATED as of this 14 day of February, 2005

Sunterra Resort Management, Inc. [name of corporation]
By	/s/ Frederick C. Bauman
Frederick C. Bauman, Vice President
[name] [title]

EXHIBIT A
     WHEREAS, The Board of Directors has determined it to be in the best interests of the Corporation to amend the Articles of Incorporation and change the name of the Corporation from RPM Management, Inc. to Sunterra Resort Management, Inc. its domestic State of Arizona and in all other states in which the Corporation holds Certificate of Authority to do business (the “Name Change”)
     NOW, THEREFORE, BE IT RESOLVED, That this Board of Directors hereby authorizes and approves the Name Change; and it is further
     RESOLVED, That the Corporation is hereby directed to file all applications, amendments and any other document required to effectuate the Name Change with the Secretary of State or Corporation Commission, and, if necessary, with the Department of Real Estate, all applications, amendments and any other document required to effectuate the Name Change; and it is further
     RESOLVED, That the Corporation is hereby further directed to effectuate the Name Change by (i) filing in the appropriate jurisdiction, all documents necessary to effectuate such change on permits and licenses, (ii) amend all contracts and leases to which the Corporation is a party to reflect the Name Change; and (iii) take all necessary steps to amend all other documents that carry the Corporation’s name whether required or otherwise used in the operation of the Corporation’s business wherever such business is conducted.

ARTICLES OF AMENDMENT
Pursuant to A.R.S. §10-1005 and §10-1006
FILE NO. 02376594
1.	The name of the corporation is:

Sunterra Resort Management, Inc.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☑ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4.	☐ The amendment does provide for an exchange, reclassification or cancellation of issued shares. (Please check either “A” or “B” below.)
A.	☐	Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

B.	☐	Exhibit A does not contain provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein. Such actions will be implemented as follows:

5.	The amendment was adopted the 5 day of September, 2007.
6.	☐ The amendment was adopted by the (choose one):
A.	☐	Incorporators (without shareholder action and either shareholder action was not required or no shares have been issued).

B.	☑	Board of Directors (without shareholder action and either shareholder action was not required or no shares have been issued).

C.	☐	Shareholders
There is (are) voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:
Arizona Corporation Commission
Corporations Division

           The voting group consisting of                      outstanding shares of                      [class or series] stock is entitled to                      votes. There were                      votes present at the meeting. The voting group cast                      votes for and                      votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.
ARS §10-120F requires that changes to corporation(s) be executed by The Chairman of the Board of Director or by an officer of the corporation.
Dated this 18 day of October, 2007

Signature:	/s/ Frederick C. Bauman
Title: Vice President & Secretary
Printed Name: Frederick C. Bauman
Arizona Corporation Commission
Corporations Division

EXHIBIT A
WHEREAS, The Board of Directors has determined it to be in the best Interests of the Corporation to amend the Articles of Incorporation and change the name of the Corporation from Sunterra Resort Management, Inc. to Diamond Resorts Management, Inc. in its domestic State of Arizona and in all other states in which the Corporation holds a Certificate of Authority to do business (the “Name Change”)
NOW, THEREFORE, BE IT RESOLVED, That this Board of Directors hereby authorizes and approves the Name Change; and It is further
RESOLVED, That the Corporation is hereby directed to file all applications, amendments and any other document required to effectuate the name Change with the Secretary of State or Corporation Commission, and, if necessary, with the Department of Real Estate; and it is further
RESOLVED, That the Corporation is hereby further directed to effectuate the Name Change by (i) filing in the appropriate jurisdiction, all documents necessary to change the name on all of its permits and licenses, (ii) amend all contracts and leases to which the corporation is a party to reflect the Name Change; and (iii) take all necessary steps to amend all other documents that carry the Corporation’s name whether required or otherwise used In the operation of the Corporation’s business wherever such business is conducted.
Arizona Corporation Commission
Corporations Division